UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On April 14, 2008, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the date that it will issue its 2008 first quarter financial and operational results.  The press release also provided information for accessing the related conference call.  A copy of this press release is attached hereto as Exhibit 99.1.

On April 16, 2008, the Company along with OGE Energy Corp. issued a press release announcing that Enogex, a subsidiary of OGE Energy Corp., will provide natural gas gathering, processing and transportation services for the Company in the Colony Granite Wash play in Custer and Washita counties in the Anadarko Basin of western Oklahoma.  A copy of this press release is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated April 14, 2008 announcing the 2008 first quarter financial and operational results release date

99.2	Chesapeake Energy Corporation and OGE Energy Corp. joint press release dated April 16, 2008 announcing a Colony Granite Wash natural gas gathering agreement in the Anadarko Basin of western Oklahoma

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                       April 16, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated April 14, 2008 announcing the 2008 first quarter financial and operational results release date

99.2	Chesapeake Energy Corporation and OGE Energy Corp. joint press release dated April 16, 2008 announcing a Colony Granite Wash natural gas gathering agreement in the Anadarko Basin of western Oklahoma